UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020 (November 7, 2020)

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive
Lisle Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	NAV	New York Stock Exchange
Cumulative convertible junior preference stock, Series D (par value $1.00)	NAV-D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2020, Navistar International Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TRATON SE, a Societas Europaea (“Parent”) and Dusk Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger as a wholly owned indirect subsidiary of Parent (the “Surviving Corporation”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each share of common stock of the Company, par value $0.10 per share (“Company Stock”) outstanding immediately prior to the Effective Time (except for certain shares of Company Stock held by the Company as treasury stock or by any of its subsidiaries and by Parent and its subsidiaries (other than shares held for the account of clients, customers or other persons), and shares of Company Stock owned by stockholders of the Company who have properly exercised and perfected and not withdrawn a demand for appraisal rights under Delaware law) shall be automatically canceled and converted into the right to receive $44.50 in cash, without interest (the “Common Merger Consideration”); (b) each share of Series D Convertible Junior Preference Stock of the Company, par value $1.00 per share (“Series D Stock”) outstanding immediately prior to the Effective Time, unless otherwise provided in the Merger Agreement, shall be automatically canceled and converted into an amount in cash, without interest, equal to the portion of the Common Merger Consideration that would have been payable in respect of such share of Series D Stock had such share of Series D Stock been converted into Company Stock pursuant to the terms of the certificate of incorporation of the Company in effect immediately prior to the Effective Time (the “Series D Merger Consideration” and, together with the Common Merger Consideration, the “Merger Consideration”); and (c) the sole share of Series B Nonconvertible Junior Preference Stock of the Company, par value $1.00 (“Series B Stock”), issued and outstanding immediately prior to the Effective Time, shall be unaffected by the Merger and shall remain outstanding as one share of Series B Stock of the Surviving Corporation, with the same rights, powers, preferences and privileges attributable to the sole share of Series B Stock immediately prior to the Effective Time.

In addition, subject to the terms and conditions of the Merger Agreement, at or immediately prior to the Effective Time, (a) each option to purchase shares of Company Stock (each, a “Company Stock Option”) that is then outstanding under any Company Stock Plan (as defined in the Merger Agreement) (whether or not exercisable or vested) shall be automatically canceled, and the Company shall pay the holder of such Company Stock Option an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Stock Option by (ii) the number of shares of Company Stock underlying such Company Stock Option (assuming full vesting of the Company Stock Option) had such holder exercised the Company Stock Option in full immediately prior to the Effective Time; (b) each award of Company Stock that is subject to vesting or other forfeiture conditions (each, a “Company Restricted Share”) and each restricted stock unit entitling the holder to delivery of shares of Company Stock, subject to satisfaction of vesting or other forfeiture conditions (together with the Company Restricted Shares, the “Company Restricted Stock Awards”) that is then outstanding under any Company Stock Plan (whether or not vested), shall be automatically canceled, and the Company shall pay the holder an amount in cash equal to the product of the Merger Consideration and the number of shares of Company Stock represented by such Company Restricted Stock Award; and (c) Company performance cash units will be amended to provide that the applicable performance conditions are deemed to have been achieved at the greater of target or actual performance, with such performance cash unit to otherwise remain outstanding subject to its existing terms and conditions. Restricted cash units whose terms provide only for service-based vesting will continue to be governed by their existing terms and conditions.

Consummation of the Merger is subject to various closing conditions, including, (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Stock entitled to vote on such matter at a meeting of the Company’s stockholders, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as certain non-U.S. regulatory approvals, and (iii) the absence of any law or order (whether temporary, preliminary or permanent) by a governmental entity restrains or otherwise prohibits the Merger or the other transactions contemplated by the Merger Agreement. Each party’s obligation to close is also conditioned on (a) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (b) the other party’s performance of its obligations and covenants contained in the Merger Agreement, in all material respects. Parent’s obligation to close the Merger also include (x) in the event that a CFIUS filing request is received by the parties prior to the closing of the Merger, approval by the Committee on Foreign Investment in the United States (“CFIUS”) and (y) the absence of any Material Adverse Effect (as defined in the Merger Agreement) on the Company and its subsidiaries, taken as a whole. Additionally, the parties have agreed that the closing of the Merger does not have to occur prior to July 1, 2021.

The Merger Agreement also contains customary representations, warranties and covenants of the Company, Parent and Merger Subsidiary. The Company has also made certain covenants in the Merger Agreement, including covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Company has also agreed to a non-solicitation covenant in the Merger Agreement which restricts the Company’s ability to (i) solicit, initiate or take any action to knowingly facilitate or encourage alternative acquisition proposals from third parties, (ii) provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, (iii) fail to make, withdraw or modify in a manner adverse to Parent the board of directors of the Company’s recommendation to the stockholders to vote in favor of the Merger (or recommend an alternative acquisition proposal), (iv) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any equity securities of the Company and (v) enter into certain agreements relating to an alternative acquisition proposal. Notwithstanding the limitations applicable under the non-solicitation covenant, after the date of the Merger Agreement and prior to the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Stock (the “Company Stockholder Approval”), the Company may, if the Company’s board of directors determines in good faith (after consultation with its outside legal counsel) that the failure to take such actions would reasonably be likely to be inconsistent with the directors’ fiduciary duties under Delaware law, (a) fail to make, withdraw or modify in a manner adverse to Parent the board of directors’ recommendation to the stockholders to vote in favor of the Merger or recommend an alternative acquisition proposal (any of the foregoing, an “Adverse Recommendation Change”), (x) following receipt of a Superior Proposal (as defined in the Merger Agreement) that did not result from a material breach of the non-solicitation provisions of the Merger Agreement or (y) in response to material events, changes, occurrences, effects or developments arising after the date of the Merger Agreement that were not known by the board of directors as of the date of the Merger Agreement (other than the existence of any alternative acquisition proposal) (an “Intervening Event”), (b) provide non-public information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative acquisition proposal that the Company’s board of directors reasonably believes could result in a Superior Proposal, or (c) take any action that a court of competent jurisdiction orders the Company to take; provided that the Company shall keep Parent reasonably informed, on a prompt basis, of the status and details of any alternative acquisition proposal. The board of directors may not make an Adverse Recommendation Change unless (a) in the case of an Adverse Recommendation Change to be made following receipt of a Superior Proposal, the Company provides Parent with the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the third party making the Superior Proposal, and following which, Parent does not make a binding offer on terms at least as favorable to the Company’s stockholders as the Superior Proposal; and (b) in the case of an Intervening Event, the Company provides Parent with a reasonably detailed description of the reasons for making the Adverse Recommendation Change, and following which, Parent does not make an binding offer that, in the reasonable judgment of the Company’s board of directors, obviates the need for such Adverse Recommendation Change.

The Merger Agreement may be terminated by each of the Company and Parent under certain circumstances, including if the Merger is not consummated by September 30, 2021 (the “End Date”), provided that the End Date may be automatically extended until December 31, 2021 if (a) all of the conditions to the closing of the Merger are satisfied other than the receipt of regulatory approvals or CFIUS approval, or (b) if a CFIUS filing request is received by the parties prior to the closing of the Merger; provided further that no party may terminate the Merger Agreement if such party’s breach resulted in or caused the failure of a condition to consummate the Merger by the End Date. The Company may terminate the Merger Agreement if, at any time prior to the Company Stockholder Approval, the Company’s board of directors has made an Adverse Recommendation Change in order to accept a Superior Proposal and the Company concurrently enters into a binding written definitive acquisition agreement to consummate such Superior Proposal; provided that the Company shall have paid the termination fee (as identified below) immediately before or simultaneously with, and as a condition to, such termination. Parent may terminate the Merger Agreement if, at any time prior to the Company Stockholder Approval, an Adverse Recommendation Change shall have occurred, or at any time after receipt or public announcement of an alternative acquisition proposal, the Company’s board of directors shall have failed to publicly reaffirm its recommendation to the stockholders to vote in favor of the Merger within ten (10) business days after receipt of any written request to do so from Parent. The Merger Agreement also provides for certain other customary termination rights for the Company and Parent, and further provides that a termination fee in the amount of $125,000,000 will be payable by the Company to Parent in connection with the termination of the Merger Agreement under certain specified circumstances, including if the Company terminates the Merger Agreement in order to accept a Superior Proposal and enter into an acquisition agreement related to such Superior Proposal. In the event that the stockholders of the Company do not approve the Merger at the Company’s stockholder meeting, the Company shall reimburse Parent and its affiliates for 100% of their documented out-of-pocket fees and expenses in an amount up to $25,000,000 actually incurred in connection with the Merger Agreement. If the Company is required to pay Parent the termination fee and to reimburse Parent for its expenses, the termination fee will be reduced by the amount paid as reimbursement for out-of-pocket fees and expenses of Parent, such that the Company will not be required to pay an amount in excess of $125,000,000.

The Company and Parent have agreed to use their reasonable best efforts to obtain the necessary regulatory approvals to consummate the Merger, including preparing and filing all notices, reports and other filings and defending through litigation any proceeding seeking to prevent the Merger. No later than ten business days after the signing of the Merger Agreement, Parent and the Company will jointly inform CFIUS that the parties do not intend to file a CFIUS notice in connection with the transactions contemplated by the Merger Agreement. In the event CFIUS requests, at any time prior to the closing of the Merger that the parties submit a joint voluntary notice, the parties shall as promptly as reasonably practicable submit to CFIUS a joint voluntary notice of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

A copy of the Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Subsidiary or their respective subsidiaries or affiliates. The representations, warranties, and covenants of each of Company, Parent, and Merger Subsidiary contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations, warranties, and covenants or any descriptions thereof should not be relied upon by any person as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information will not necessarily be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (“SEC”).

Item 8.01	Other Events.

Voting Agreements

In connection with the Merger Agreement, certain stockholders of the Company affiliated with Carl C. Icahn (the “Icahn Holders”), and certain stockholders of the Company affiliated with Mark H. Rachesky (the

“MHR Holders”) entered into voting and support agreements with Parent and Merger Subsidiary (the “Voting Agreements”), pursuant to which the Icahn Holders and MHR Holders have agreed to, among other things, vote in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement. The Icahn Holders, collectively own approximately 16.8% of the outstanding shares of Company Stock, and the MHR Holders collectively own approximately 16.3% of the outstanding shares of Company Stock.

The Voting Agreements shall terminate upon the earliest to occur of the following (1) the Effective Time; (2) the date on which the Merger Agreement is terminated; (3) an Adverse Recommendation Change; (4) the conclusion of the Company Stockholder Meeting (as defined in the Merger Agreement); or (5) the entry into, or granting of any change, modification or amendment to, or waiver of, the terms of the Merger Agreement (other than an amendment, modification or waiver that does not adversely affect the rights of the Icahn Holders or MHR Holders, as applicable, for which the Icahn Holders or MHR Holders, respectively, did not provide prior written consent).

The foregoing summary of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements for the Icahn Holders and the MHR Holders, attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Joint Press Release.

On November 7, 2020, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed acquisition, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company will be able to obtain the proxy statement and other documents filed with the SEC (when available) free of charge at the SEC’s web site, http://www.sec.gov. The proxy statement is not currently available.

Participants in the Solicitation

The Company, Parent and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed acquisition. Information about the directors and executive officers of the Company is set forth in the proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on January 6, 2020, and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, which was filed with the SEC on December 17, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Certain statements in this communication, that are not purely historical, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which the Company has no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition, including stockholder approval of the proposed acquisition, may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement between the parties to the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed acquisition or the Merger Agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (viii) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended October 31, 2019, its quarterly report on Form 10-Q for the period ended April 30, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this report.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 7, 2020, by and among Navistar International Corporation, TRATON SE and Dusk Inc.

99.1	Voting Agreement, dated as of November 7, 2020, by and among TRATON SE, Dusk Inc., and certain stockholders of the Company affiliated with Carl C. Icahn.

99.2	Voting Agreement, dated as of November 7, 2020, by and among TRATON SE, Dusk Inc., and certain stockholders of the Company affiliated with Mark H. Rachesky.

99.3	Press Release, dated November 7, 2020, “TRATON and Navistar Reach Definitive Agreement for Acquisition of Navistar at USD 44.50 Per Share in Cash”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: November 9, 2020